EXHIBIT 10

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is made as of the 10th day of November 1999 between Desa International, Inc. whose principal place of business is located at 2701 Industrial Drive, Bowling Green, Kentucky 42101 (hereinafter called the "Corporation"), and W. MICHAEL CLEVY (hereinafter called the "Employee"), residing at 9104 Heritage Drive, Brentwood, Tennessee 37027 and 2175 South Berry's Chapel Road, Franklin, Tennessee
37069.
                               W I T N E S S E T H

                  The Corporation, as directed by the Board of Directors, desires to secure the services of the Employee in an executive capacity for a period commencing on November 10, 1999 (the "Effective Date"), on the terms and conditions hereinafter set forth, and the Employee is willing to accept employment on such terms and conditions.

                  In consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto have agreed and do hereby agree as follows:

                  1. Employment. The Corporation hereby employs the Employee in the capacity of President and Chief Executive Officer (with the duties, responsibilities and authority as are normal for such offices and as further defined by the current By-Laws of the Corporation, a copy of which has been provided to the Employee), reporting only to the Board of Directors of the Corporation, and the Employee hereby accepts and agrees to serve the Corporation, its divisions, and subsidiaries, if any, on a full time basis, and to perform such duties of an executive nature, including any reasonable business travel incident thereto, as Employee is directed by the Board of Directors to perform on behalf of the Corporation, for a period commencing on the Effective Date and ending on the third anniversary of the Effective Date (as the same may be renewed as provided in the next sentence, the "Employment Period"), unless earlier terminated in accordance with Section 8 of this Agreement. Unless the Board of Directors shall give written notice of termination of the Agreement in person to the


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Employee at least six (6) months prior to its termination,  this Agreement shall automatically renew for successive one year terms. Employee shall have such powers and duties as may be from time to time prescribed by the Board of Directors. Employee's rights, duties and responsibilities shall be commensurate with his position. Prior to the close of each fiscal year during the term hereof, the Board of Directors shall establish and deliver to Employee written performance goals for the Employee for the succeeding fiscal year (the "Performance Goals"). Employee's performance of his duties hereunder, including the determination of whether the Performance Goals have been achieved, shall be subject to review only by the Board of Directors. Such a review shall be conducted in good faith at least annually. Employee agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices and as a director of the Corporation's parent, Desa Holdings Corporation ("Holdings") and any of the Corporation's subsidiaries, provided, however, that the Employee shall not be required to serve as an officer or director of any subsidiary if such service would expose him to adverse financial, legal or other consequences; and provided, further, that Employee acknowledges that the Corporation shall not be deemed to be in breach of this Section 1 or of the final sentence of Section 8 if Employee declines to serve as an officer or director of any subsidiary.

                  Employee shall not be required to relocate his residence, and the corporate headquarters of the Corporation will be moved, on a decision by the Employee, to a location in the Nashville, Tennessee area selected by the Employee and reasonably acceptable to the Board of Directors.

                  2. Employment Service. During the Employment Period, the Employee shall devote his business time, energy and skill (reasonable vacations and reasonable absences because of sickness and other personal necessity excepted) to render services for the Corporation or its divisions and subsidiaries, if any, and in the promotion of their collective interests. During the Employment Period, the Employee shall not engage in any other

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business  activities,  duties,  or pursuits which  interfere with his employment hereunder or detrimentally affect the performance of his employment services hereunder. Upon the reasonable request of the Corporation, the Employee shall cease any business, activities, duties or pursuits detrimentally affecting the
Employee's   performance  of  his  duties  hereunder  or  interfering  with  his employment  hereunder.  This  provision  shall  not be deemed  to  prohibit  the
Employee  from   engaging  in  a  reasonable   amount  of  activities  in  trade
associations  and   professional   organizations  or  participating  in  private
investments provided such activities do not interfere with Employee's employment hereunder or materially adversely affect the performance of Employee's duties hereunder. During the Employment Period and subject to Section 11 hereof, the Employee shall not own or hold any securities in, or be employed by or render any consulting or similar services to, any company directly or indirectly competing with the business of the Corporation or any division or subsidiary thereof, as such business is constituted on the date of determination, in an amount which, in the reasonable judgment of the Corporation, would result in a conflict of interest. For purposes of this Section 2, ownership of less than five percent (5%) of the issued and outstanding stock of a corporation, the securities of which are listed upon a national securities exchange or regularly included in a national list of over-the-counter securities as it may be from time to time published in a newspaper of general publication, shall not be deemed to create a conflict of interest.

                  3.       Compensation.

                    (a) From and after the Effective Date, the Employee shall be entitled to receive by way of remuneration for his services a salary of not less than Four Hundred Forty-Five Thousand Dollars ($445,000) per year, payable in bimonthly installments ("Regular Remuneration"). Salary, bonus and all other payments to Employee pursuant to the Agreement shall be subject to withholding and other applicable taxes. Annual increases in Regular Remuneration will be at the discretion of the Board of Directors of the Corporation; provided, however, that in the absence of adverse factors, circumstances or information

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relating to Employee's performance of his duties or the Corporation, the general principle by which the Board will be guided in setting Employee's Regular Remuneration shall be to achieve general parity with executives having similar responsibilities for similarly situated businesses. In addition, the Board of Directors of the Corporation shall review Employee's Regular Remuneration no less frequently than annually beginning one year after the Effective Date, taking into account increases in the profitability of the Corporation or increased responsibilities occasioned by growth in the size and complexity of the Corporation's business, whether caused by growth in existing business operations or by acquisition or creation of additional operations, and such other factors as the Board of Directors deems appropriate, in order to determine whether Employee's then-effective Regular Remuneration is adequate.

                    (b) For each fiscal year (and for partial fiscal years under certain circumstances, as provided hereinbelow) during the Employment Period, a cash executive bonus pool (the "EBP") will be established for the Employee if the Corporation achieves (as determined by the Board of Directors) in excess of 90% of the EBITDA target for such year as set forth in the Corporation's annual management plan, as approved by the Board of Directors (the "Annual EBITDA Target"). Such bonus pool will equal 0.0% of Employee's Regular Remuneration if the Corporation has achieved 90% of the Annual EBITDA Target for such year and will increase on a linear basis at 5.0% of Employee's Regular Remuneration for each 1% of Annual EBITDA Target in excess of 90%, up to 50% of Employee's Regular Remuneration if the Corporation has achieved 100% of the Annual EBITDA Target. If the Corporation has achieved more than 100% of the Annual EBITDA
Target, the bonus pool will increase on a linear basis at 2.5% of Employee's Regular Remuneration for each 1% of Annual EBITDA Target in excess of 100%.1 The calculation of the EBP for each full fiscal year shall be determined promptly after the delivery of the audited, consolidated financial

--------
1 Thus, for example, if in a given year the Corporation's actual EBITDA exceeds the Annual EBITDA Target by 20%, the Employee's EBP for that year will be 100% of his Regular Remuneration.

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statements  of  Holdings,  and  EBP  bonus  payments  shall  be  paid as soon as practicable after such determination. In the event that the Corporation or Holdings disposes of a material operating subsidiary or division or separately identifiable business unit, the EBP shall be reviewed by the Board of Directors and revised to the extent necessary to provide Employee with a bonus plan that is substantially equivalent in format and provides a substantially equivalent benefit in light of such disposition. Employee acknowledges that in the event of such a disposition, the bonus payable under the EBP may decrease. In the event that the Corporation or Holdings acquires, directly or indirectly, the stock or substantially all of the assets of another corporation or other entity, or any division or separately identifiable business unit thereof, the EBP will be amended by mutual agreement of Employee and the Corporation, as directed by the Board of Directors, to adjust the EBITDA targets and bonus pool to reflect the effects of such transaction on the Corporation. With respect to any EBP bonus to which Employee may be entitled for a portion of a fiscal year pursuant to
Section 7, 8 or 9 below, such EBP for such portion of the fiscal year shall be determined in the same manner set forth hereinabove as if the Employee had been employed for the full fiscal year; provided, however, that (i) the applicable EBITDA target shall be the Corporation's annual management plan for the portion of such fiscal year as Employee was employed by the Corporation (fiscal year to date through the month end preceding the Employee's termination of employment),
(ii) the bonus pool will be proportionate to the percentage of the year during which the Employee was employed by the Corporation, and (iii) for fiscal year 2000 only, the applicable EBITDA target shall be the full fiscal year's target
measured   against  full  fiscal  year  results  (with  the  bonus  pool  to  be proportionate as set forth in clause (ii) above). The calculation of the EBP and payment of any EBP bonus owing on account of a portion of a fiscal year shall be completed as soon as reasonably practicable after the employment termination event giving rise thereto.

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                    (c) In addition to the compensation  payable to the Employee as set forth hereinabove, the Employee shall be entitled to receive certain stock options, the fundamental terms of such options in respect of the Employee are outlined on Exhibit A hereto.

                  4. Expenses and Fringe Benefits.

                    (a)   The   Employee    shall   be   reimbursed    for   the
business-related expenses incurred by the Employee in the performance of his duties hereunder.

                    (b) The Employee shall also be entitled to receive the Fringe Benefits set forth on Exhibit B hereto. The Corporation agrees that, without the Employee's written consent, it will not make any material changes in such benefits which would materially adversely affect the Employee's right to receive or eligibility to participate in such benefit plans or the amounts, timing or terms of such benefits; provided, however, the Corporation shall not be in breach of this provision if it institutes an alternative benefits plan or program with substantially equivalent benefits.

                  5. Trade Secrets and Confidentiality. The Employee agrees that he will not at any time, while he is employed by the Corporation or for two (2) years after termination of such employment, knowingly divulge to any person, firm or corporation any confidential or privileged information received by him during the course of his employment, or prior to the date hereof, with regard to the financial, business or other affairs of the Corporation, its predecessors, its officers, directors, or stockholders, or any subsidiary, customer or supplier of the Corporation, and all such information shall be kept confidential and shall not, in any manner be revealed to anyone except as may otherwise be required by law and provided further that nothing herein shall be construed to prohibit the Employee from divulging information in the ordinary course of the business of the Corporation. The Employee further agrees, while he is employed by the Corporation or for two (2) years after termination of such employment, that he will not knowingly divulge to any person, firm or corporation, either

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during the term of this Agreement or thereafter,  or make known either  directly or through another, to any person, firm or corporation, any trade secret or confidential knowledge or privileged procedures of the Corporation except as may be otherwise required by law and provided further that nothing herein shall be construed to prohibit the Employee from divulging (i) information in the ordinary course of the business of the Corporation or (ii) information which was or has become or hereafter becomes generally available to the public. Any breach of the terms of this paragraph or of Section 11 hereof shall be a material breach of this Agreement.

                  6. Property of the Corporation. The Corporation shall be entitled to the sole benefit and exclusive ownership of any trademarks, trade names, marketing or advertising concept or strategy, any design patents, or any inventions or improvements in plant, machinery, processes, or other things used in the business of the Corporation that may be developed, made, or discovered by the Employee while he is in the service of the Corporation, and the Employee shall do all acts and things necessary or required to give the Corporation the benefit of this Section. The Employee agrees that he will not use any property of the Corporation except in furtherance of his duties hereunder.

                  7. Death or Disability. If the Employee dies during the Employment Period, all obligations of the Corporation under this Agreement (other than obligations for accrued Regular Remuneration hereunder) shall cease, except that the Employee's estate shall be entitled (i) to continue to receive the Regular Remuneration set forth in Paragraph 3(a) hereof for a period of twelve (12) months after death, and (ii) to the Employee's EBP bonus for the portion of the fiscal year prior to his death as determined pursuant to Section 3(c) as and when such bonus is otherwise payable in accordance with such Section 3(c). If during the Employment Period, the Employee shall become physically or mentally disabled to the extent that he is, in the reasonable opinion of a recognized medical expert selected by the Corporation, unable to continue the proper performance of his duties hereunder for a

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continuous  period of one hundred eighty (180) days,  the Employee's  employment
hereunder  shall  thereupon  cease  and  terminate;   provided,   that  (i)  the
Corporation's obligation under Paragraph 3(a) hereof with respect to Regular Remuneration shall continue in full force and effect for twelve (12) months after determination of disability (such remuneration to be offset by any amounts received by the Employee from insurance or other benefits provided by the Corporation other than pursuant to this Agreement), and (ii) the Employee shall be entitled to his EBP bonus for the portion of the fiscal year prior to his termination of employment as determined pursuant to Section 3(c) as and when such bonus is payable in accordance with Section 3(c).

                  8. Termination of Services. The Board of Directors of the Corporation shall have the right on behalf of the Corporation to terminate the Employee's employment for Cause (as hereinafter defined in clauses (a) and (b) of this sentence) during the Employment Period (a) immediately upon and the Corporation shall have no further obligation hereunder after the conviction or admission of Employee of a felony or a crime involving moral turpitude under the laws of any state in the United States or the federal laws of the United States, or fraud, misappropriation or embezzlement of the assets of the Corporation or any subsidiary thereof; or (b) upon not less than thirty (30) days' written notice specifying in reasonable detail (i) any failure by Employee to fulfill his duties and responsibilities set out in Sections 1 and 2 of this Agreement (other than due to death or disability), or failure to perform in accordance with the Performance Goals in any material respect as determined by the Board of Directors, which has not been cured within 60 days after Employee's receipt of written notice of such failure; or (ii) the intentional or knowing breach by Employee of his obligations under Sections 5, 6, or 11 of this Agreement. If Cause as defined in clause (b) of the preceding sentence continues to exist 60 days after written notice, Employee's employment hereunder shall immediately cease and terminate, and the Corporation shall have no further obligations hereunder. The Employee may voluntarily leave the employ of the Corporation at any time,

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but the Corporation shall have no further  obligations  hereunder.  The Board of
Directors of the Corporation shall have the right to terminate the Employee's employment without Cause at any time, effective immediately. If the Corporation terminates the Employee's employment without Cause prior to expiration of the Employment Period, the Corporation shall pay Employee (i) for the remainder of the Employment Period (but in no event for less than 12 months) Regular Remuneration which shall continue to be payable in installments in accordance with Section 3 hereof; (ii) for the remainder of the Employment Period (but in no event for less than 12 months) all damages for loss of Fringe Benefits or benefits under any "employee benefit plan" (as defined in Section 3 of ERISA) sponsored by the Corporation which the Employee would have received if the Corporation had not terminated the Employee without Cause; provided, however, that in lieu thereof, the Corporation shall have the right to continue providing Fringe Benefits (or substantially equivalent benefits) to the Employee for such period, if reasonably acceptable to Employee; (iii) legal fees and expenses, if any, incurred as a result of such termination; and (iv) his share of the EBP for the portion of the fiscal year in which such termination occurs as determined pursuant to Section 3(c) as and when such bonus is otherwise payable in accordance with Section 3(c). Employee shall not be required to mitigate the amount of any payment due him under this Section by seeking employment or otherwise; provided, however, that compensation and benefits received by Employee after termination without Cause will offset Employee's termination benefits and damages payable under this Section 8 on account of such termination without Cause. The Corporation shall use its best efforts to maintain all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to his termination without Cause. If such participation cannot be maintained with the exercise of the Corporation's best efforts, Employee shall be entitled to receive an amount necessary to provide the Employee and his dependents equivalent benefits for the remainder of the Employment Period. For purposes of this Section, termination without Cause shall include, but not be limited to: (i)

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any  material  change in  Employee's  duties as  President  and Chief  Executive
Officer or assignment of the Employee to duties materially inconsistent with the position of President and Chief Executive Officer; (ii) any removal of the Employee from or any failure to re-elect the Employee to any of the positions indicated in Section 1 hereof; (iii) a reduction in the Employee's salary or Fringe Benefits, or adverse change in the terms of participation or benefits under the EBP provided, that no termination without Cause shall be deemed to have occurred if the Corporation provides benefits that are substantially equivalent to the Fringe Benefits provided at the time of determination; or (iv) any breach of this Agreement by the Corporation which is not cured by the Corporation within thirty (30) days after receiving written notice of such breach.

                  9.  Change  in  Control  or  Sale of the  Corporation.  If the
Corporation shall undergo a Change in Control (as hereinafter defined) or a Sale of the Corporation (as hereinafter defined, and, in such event, the Corporation fails to obtain the assumption of this Agreement by any successor to the Corporation under Section 14 hereof prior to the date of such succession) during the Employment Period, Employee shall be entitled to receive for the remainder of the Employment Period (but in no event for less than 12 months) (i) all future installments due for Regular Remuneration, which shall continue to be payable in installments in accordance with Section 3 hereof; (ii) all damages for loss of Fringe Benefits or benefits pursuant to any employee benefit plan sponsored by the Corporation which the Employee would have received if there had been no Change in Control or Sale of the Corporation, and (iii) his proportionate share of the EBP for the portion of the fiscal year in which such Change in Control or Sale of the Corporation occurs, as determined according to
Section 3(b). The obligations of the Corporation in the preceding sentence shall not apply to any Change in Control or Sale of the Corporation in which the Employee receives a realized return on his personal investment in equity securities of Holdings (including, without limitation, any such investment made pursuant to either Section 3(c) or Section 12 hereof) equal to three times the

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cost of such  investment.  For purposes hereof, a realized return shall mean the
(i) cash, (ii) market value of registered, publicly traded and tradeable securities not subject to transfer restrictions or restrictions under Rule 144 under the Securities Act of 1933 , as amended, and/or (iii) fair value (as determined by the Board of Directors of the Corporation acting in good faith) of all other securities, in each case received by Employee in any Change of Control or Sale of the Corporation transaction. Employee shall not be required to perform further duties hereunder and shall not be required to mitigate his damages in the event a Change in Control or Sale of the Corporation shall occur during the Employment Period. A Change in Control shall be deemed to have occurred if: (i) Holdings shall own less than 90% of all the issued and
outstanding   voting   securities  of  the  Corporation;   or  (ii)  a  sale  of
substantially all the assets of the Corporation; provided, that no Change in Control shall be deemed to have occurred in the event that, subsequent to such transaction, Employee continues to be employed by the successor entity under terms, conditions and for compensation substantially identical to the terms of this Agreement. A "Sale of the Corporation" shall be deemed to have occurred if
(i) the "JWC Holders" and their Affiliates, the "Management Holders" and the "Other Holders" (as such quoted terms are defined in the Desa Holdings Corporation Amended and Restated Stockholders Agreement dated as of October 9,
1998) (collectively, the "Control Group") shall cease to own of record and beneficially an amount of Voting Securities of Holdings equal to at least 50% of the amount of Voting Securities (other than by virtue of sales pursuant to an initial public offering or a reverse stock split of such Voting Securities) of Holdings; (ii) any Person or related group (as defined in Rule 13(d) under the Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Control Group, shall be or become the "beneficial owner" (as defined in Rules 12(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of the outstanding Voting Securities of Holdings than is owned beneficially by the Control Group and the Control Group no longer has the right to seat a majority of the directors of Holdings; (iii) all or

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substantially  all of the assets of Holdings are sold or  otherwise  transferred for value, other than to a lender in a secured transaction and other than in a transaction following which the Control Group owns of record and beneficially at least 50% of the Voting Securities of the acquiring Person; or (iv) (in the event of a merger or consolidation) Holdings is merged or consolidated with or into another entity and, as a result thereof, the Control Group holds, beneficially and of record, less than 50% of the Voting Securities of the surviving entity. As used herein, "Affiliate" means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; provided, that, as to the JWC Holders, the term Affiliate shall include the partners, officers, directors and employees of J.W. Childs Associates, L.P., their spouses, children, and other members of their immediate family and trusts, family limited partnerships and other estate planning vehicles created for the benefit of such persons. As used in the preceding sentence, "control" of a Person means the power, directly or indirectly, either to (i) vote 51% or more of the Voting Securities of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. As used herein, "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or other entity of whatever nature. As used herein, "Voting Securities" means common equity securities (or equivalent partnership or joint venture interests) having the right to vote generally in matters coming before common equity holders.

                  10. Coordination of Rights. In the event that Employee suffers termination of Employment without Cause and a Change in Control or Sale of the Corporation also occurs, Section 8 shall be disregarded and Section 9 shall apply.

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                11.   Covenant Not to Compete; Non-Solicitation, etc.

                    (a) While employed by the Corporation and for a period of two years following termination of employment, the Employee will not, directly or indirectly as an individual or as part of a partnership or other business association, or otherwise, compete with the business of the Corporation or its subsidiaries in North America or in any other jurisdiction in which the Corporation or a subsidiary thereof conducts substantial business, nor will he enter the employ of, or act as an agent for or as a director, consultant, or officer of, any person, firm, partnership or corporation engaged in a line of business in North America or in any other jurisdiction in which the Corporation or a subsidiary thereof conducts substantial business that is directly or indirectly in competition with the business of the Corporation or its subsidiaries as the same is being conducted at such termination of employment.

                    (b) The Employee further agrees that he will not, at any time during or within two years after the termination of employment under this Agreement, however caused, solicit, interfere with, employ, endeavor to entice away from the Corporation, or any subsidiary of the Corporation, any customer, supplier or employee.

                    (c) With respect to any issues as to the enforceability of the foregoing provisions, the Employee agrees that the foregoing are reasonable in terms of scope and duration and both parties agree that a court making a determination on the issue of validity, legality or enforceability of the foregoing, may modify the duration or scope of the provisions of this Section 11 and/or delete or modify specific words or phrases ("blue penciling"), and in its reduced or blue-penciled form, the foregoing shall be enforceable and enforced. The Employee agrees that in the event of a breach of the foregoing provisions of this Section 11 or the provisions of Section 5, the remedy of damages would be inadequate and the Corporation may apply to any court of competent jurisdiction to enjoin any violation, as well as seek all other legal remedies available upon ten days notice to Employee, provided that

Employee shall not have cured such breach within 30 days after receiving written notice of such breach.

                  12. Stock Purchase. Within 30 days after the Effective Date, the Employee will acquire shares of common stock of Holdings at a valuation for such shares of $6.50 per share for an aggregate investment of $3,000,000. Contemporaneously, the Employee will execute the Desa Holdings Corporation Amended and Restated Stockholders Agreement dated as of October 9, 1998 as a "Management Holder" as defined therein. Employee will pay for such stock purchase on the Effective Date by cash in the amount of $1,500,000 and a promissory note in principal amount of $1,500,000 (the "Note"). The Note shall bear interest, payable at maturity, at 8.5% per annum and shall mature nine and one-half years after the Effective Date; provided, however, that any proceeds from the sale of any Holdings common stock acquired by Employee pursuant to this
Section 12 shall be applied proportionately to reduce the Note.

                  13. Non-Waiver of Rights. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

                  14. Invalidity of Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  15. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Corporation and any successor to the Corporation under the provisions of this Agreement. For the purpose of this Agreement the term "successor" shall mean any person, firm, corporation, or other business entity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets or business of the Corporation. This Agreement is personal to the Employee and is not assignable by the Employee.

                  16. Choice of Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware.

                  17. Entire Agreement. This Agreement embodies the entire agreement of the parties respecting the matters within its scope, superseding any and all prior agreements or understandings with respect to the subject hereof and may be modified only in a writing signed by the party against whom enforcement is sought. The headings contained in this Agreement have been inserted solely for the convenience of the parties and shall be of no force or effect in the construction or interpretation of the provisions of this Agreement.

                  18. Notices. All notices required or made pursuant to this Agreement shall be made, and shall be deemed to have been duly given when sent by, certified mail, return receipt requested, to the addresses set forth above or such other addresses later designated in writing by either of the parties.

                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by an officer of the Corporation thereunto duly authorized, and the Employee has hereunto signed this Agreement, all as of the date first written above.

                                             DESA INTERNATIONAL, INC.


                                             By:/s/ Adam L. Suttin
                                                 Title: Vice President



                                             EMPLOYEE

                                                 /s/ W. Michael Clevy
                                                 W. MICHAEL CLEVY

                                                                      EXHIBIT A
                                                        TO EMPLOYMENT AGREEMENT



                           NON-QUALIFIED STOCK OPTIONS
                                 KEY PROVISIONS


         At the Effective Date, Employee will be granted non-qualified options to acquire, at $6.50 per share, an aggregate number of shares of common stock of Holdings equal to four percent (4%) of the outstanding common stock and common stock equivalents of Holdings, on a fully diluted basis. Employee's options shall be subject to anti-dilution protections for the first $100 million (measured by gross proceeds) of all issuances and sales by Holdings of additional equity securities.

         The above options will vest 40% on the first anniversary of the Effective Date, and 20% on each subsequent anniversary of the Effective Date, until fully vested. Unvested options shall be subject to accelerated vesting in the case of a Change in Control or Sale of the Corporation.

         Each option shall expire, unless earlier exercised or terminated, nine years and six months from the date of grant.

         In the case of termination of Employee's employment for Cause or his voluntary resignation, his stock options shall terminate at the time of termination of employment.

         In the case of termination of Employee's employment without Cause, options which have vested at the time of termination of employment shall terminate on the 91st day after the date of employment termination, and options which have not vested shall terminate immediately. If Employee's employment is terminated due to death or disability, options which have vested at the time of termination/resignation shall terminate on the 181st day after the date of employment termination or death and may be exercised during such period by the Employee or his legal representative or estate, as the case may be, and options which have not vested shall terminate immediately.

                                                                       EXHIBIT B
                                                         TO EMPLOYMENT AGREEMENT



                         FRINGE BENEFITS FOR EXECUTIVES


         The following fringe benefits as they exist and are administered on the Effective Date of this Agreement:

1. Health and welfare plan coverage as provided to the Corporation's key executives

2.       Vacation (up to 30 days per year)

3.       Use of Company Car of Employee's choice

4. Office Facilities and Services, including, but not limited to, secretarial services, telephone, cellular telephone, computer, printers, internet connection, subscriptions, and professional associations

5.       Travel and Entertainment

6.       Group Life Insurance

7.       Disability Insurance

8.       Country Club Dues

9.       Section 401(k) Plan